             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date or Report (Date of earliest event reported)
                      February 25, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            752421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100

ITEM 5.   Other Events

Set forth below in its entirety is a News Release issued by EEX Corporation on February 25, 1998:


EEX AGREES TO SELL EAST TEXAS PROPERTIES

      HOUSTON,  TEXAS (February 25, 1998) -- EEX Corporation

(NYSE:  EEX)  has agreed to sell substantially  all  of  its properties  in East Texas and North Louisiana,  representing proved  reserves  of  approximately 250 billion  cubic  feet equivalent  of  natural gas, to Cross  Timbers  Oil  Company

(NYSE:  XTO)  for $265 million.  The effective date  of  the sale  is January 1, 1998 with closing expected in the second quarter of 1998.  As a part of the sale, EEX will retain any obligation that may exist under agreements with Encogen  One

Partners, Ltd.

      "We  are  proceeding  with  our  previously  announced

strategy  to  re-deploy  the  value  of  our  onshore   U.S.

properties   into   Gulf   of   Mexico   and   International

opportunities.   The  sale  of  East  Texas   represents   a

significant  step  toward  that goal,"  said  Tom  Hamilton,

Chairman  and President, Chief Executive Officer.   Proceeds

from  the sale will be used to fund the previously announced purchase of additional interests in Indonesia and to provide additional financial flexibility.

      EEX  Corporation is a natural gas and oil  exploration

and production company with activities currently focused  in

Texas and the Gulf of Mexico.


                             ###


This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements.

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                  By:  /s/ R. E. Schmitz
                                      -------------------
                                      R. E. Schmitz
                                      Vice President and
                                      Controller



Date:     February 26, 1998